UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 230, Lakewood, CO 80228-2039 (Address of principal executive offices)

1.720.458.1124
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value	ACRG	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2025, Tonopah Custom Processing, Inc. (“TCP”), a Nevada corporation and wholly owned subsidiary of American Clean Resources Group, Inc. (“ACRG” or the “Company”), entered into a non-binding Joint Venture Term Sheet (the “Term Sheet”) with ENERG4 Mining Company LLC (“ENERG4”) and certain technology contributors (collectively, the “IP Partners”).

The Term Sheet outlines the principal terms for the proposed formation of Nexus 7 Elements LLC, a Texas limited liability company (the “JV”). The JV is intended to evaluate and deploy certain mineral processing technologies contributed by ENERG4 and the IP Partners and to support ACRG’s critical minerals processing initiatives.

Summary of Principal Terms

•	Ownership: TCP will hold 51% of the membership interests in the JV. ENERG4 and the IP Partners will collectively hold 49%.
•	Capital Contributions: TCP will contribute the initial capital to the JV. ENERG4 and the IP Partners will contribute specified non-cash assets, including technology rights, engineering resources, and related equipment, in support of their minority interest.
•	Governance: The JV will be governed by a three-member board of directors, with TCP appointing two directors and ENERG4/IP Partners appointing one.
•	Operations: ENERG4 will designate key operational personnel, subject to oversight by the JV’s board.
•	Pilot Facility: Initial activities will be conducted at a 207-acre industrial site in Winnie, Texas, featuring approximately 34,000 square feet of processing and laboratory space, including climate-controlled facilities. The site's proximity to major transportation infrastructure (shipping channel, Interstate 10, regional airport) and available expansion capacity position it to support both pilot-scale testing and potential future scale-up of processing operations across multiple feedstock types.Commercialization Pathway: Subject to successful pilot testing, ACRG anticipates that commercial deployment, if implemented, would occur at ACRG’s Greenway facility in Nevada as part of its Critical Minerals Processing Hub strategy.

Status of the Agreement

The Term Sheet is non-binding and does not obligate any party to proceed with the formation of the JV or any related transaction. Any binding obligations will arise only upon negotiation and execution of definitive agreements, including a Joint Venture Operating Agreement and related intellectual property agreements. There can be no assurance that such definitive agreements will be completed or that the JV will be formed on the terms described, or at all.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full Term Sheet.

Cautionary Statement Regarding Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ACRG operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact ACRG’s financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address events or developments that we expect or anticipate will occur in the future — including statements relating to job creation and economic growth, development, industrial production, and general conditions in the geographic areas — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. ACRG undertakes no duty to update any forward-looking statements appearing in this release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CLEAN RESOURCES GROUP, INC.

Date: December 1, 2025	By:	/s/ Tawana Bain
Tawana Bain
Chief Executive Officer